UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          October 20, 2005

MID-STATE BANCSHARES

(Exact Name of registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1026 East Grand Avenue, Arroyo Grande, CA		93420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (805) 473-7700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications Pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 – Results of Operations and Financial Condition.

On October 20, 2005, Mid-State Bancshares reported diluted earnings of $0.41 per share for the three months ended September 30, 2005, a 13.9% increase over the $0.36 earned one year earlier.  Net income for the third quarter of 2005 was $9.5 million, a 9.4% increase over the $8.7 million earned in the like 2004 period.

Please refer to the Press Release dated October 20, 2005, attached hereto and made a part hereof.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99	Press Release announcing third quarter earnings – dated October 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

MID-STATE BANCSHARES

Date: October 20, 2005	By:	/s/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

	By:	/s/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing third quarter earnings – dated October 20, 2005